As filed with the Securities and Exchange Commission on January 19, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARDTRONICS, INC.*
(Exact name of registrants as specified in their charters)

Delaware	76-0681190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3250 Briarpark Drive, Suite 400
Houston, TX 77042
(832) 308-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
J. Chris Brewster
Chief Financial Officer
3250 Briarpark Drive, Suite 400
Houston, TX 77042
(832) 308-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David P. Oelman
Gillian A. Hobson
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed maximum
Title of each class of securities	Amount to be Registered	Offering Price Per Share	aggregate	Amount of registration
to be registered(1)	(4)	(4)	offering price (4) (5)	fee (6)
Primary Offering by Cardtronics, Inc.:
Debt Securities (2)	—	—
Common Stock, par value $0.0001 per share	—	—
Guarantees of Debt Securities (3)	—	—
Total Primary Offering	—	—	$300,000,000	$21,390
Secondary Offering by Selling Stockholders:
Common Stock, par value $0.0001 per share	21,111,960	$11.03 (7)	$232,864,919	$16,603
Total Primary and Secondary Offerings	—	—	$532,864,919	$37,993

(1)	The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act, such additional number of shares of Cardtronics, Inc.’s common stock that may become issuable as a result of any stock split, stock dividends or similar event.

(2)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any registered securities previously issued.

(3)	If a series of debt securities is guaranteed, such series will be guaranteed by one or more of Cardtronics, Inc.’s subsidiaries. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

(4)	An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price of the primary offering not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(6)	Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security.

(7)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low per share sale price as reported on The Nasdaq Global Market on January 12, 2010.
Table of Additional Registrants

Exact Name of Additional
Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Cardtronics USA, Inc.	Delaware	76-0419117
Cardtronics Holdings, LLC	Delaware	04-3848807
ATM National, LLC	Delaware	01-0851708

*	The address for each of the Additional Registrants is c/o Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, Telephone: (832) 308-4000. The name, address, including zip code of the agent for service for each of the Additional Registrants is J. Chris Brewster, Chief Financial Officer of Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, Telephone: (832) 308-4000.
     Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED                    , 2010
PROSPECTUS
CARDTRONICS, INC.

Debt Securities
Common Stock
Guarantees of Debt Securities

     We may offer and sell from time to time up to $300,000,000 of the following securities in one or more transactions, classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings: (1) debt securities, which may be senior debt securities or subordinated debt securities; and (2) common stock, $0.0001 par value. In addition to those securities that we may issue, the selling stockholders may offer and sell up to 21,111,960 shares of our common stock from time to time under this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders.
     One or more of our subsidiaries may fully and unconditionally guarantee any debt securities that we issue.
     We and/or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we and/or the selling stockholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we and/or our selling stockholders will offer the securities.
     Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” beginning on page 7 of this prospectus and in the applicable prospectus supplement or any of the documents we incorporate by reference before you make an investment in our securities.
     Our common stock is traded on The Nasdaq Global Market, or the “Nasdaq,” under the symbol “CATM.” The last reported sales price of our common stock on the Nasdaq on January 15, 2010 was $11.15 per share. We will provide information in the prospectus supplement for the trading market, if any, for any other securities we may offer.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January     , 2010.

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC” or “Commission.” In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

     You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information that we have previously filed with the SEC that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any supplement to this prospectus or any sales of our securities.

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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Cardtronics, Inc. and the securities that we may offer. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Documents Incorporated by Reference.” To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Documents Incorporated by Reference,” and any additional information that you may need to make your investment decision. Unless the context requires otherwise, all references in this prospectus to “Cardtronics,” “we,” “us” and “our” refer to Cardtronics, Inc. and its subsidiaries.
     The selling stockholders also may use the shelf registration statement to sell an aggregate of 21,111,960 shares of our common stock from time to time in the public market. We will not receive any proceeds from the sale of common stock by the selling shareholders. The selling shareholders will deliver a supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution.”
     We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

WHERE YOU CAN FIND MORE INFORMATION
     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.
     We also make available free of charge on our Internet website at http://www.cardtronics.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
     We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.
     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all offerings under this registration statement are completed:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement prepared in connection with the 2009 Annual Meeting of Stockholders held on June 18, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

•	Current Report on Form 8-K filed on December 21, 2009;

•	Current Report on Form 8-K filed on August 14, 2009;

•	Current Report on Form 8-K filed on August 4, 2009;

•	Current Report on Form 8-K filed on March 26, 2009;

•	Current Report on Form 8-K filed on March 18, 2009;

•	Current Report on Form 8-K/A filed on March 10, 2009;

•	Current Report on Form 8-K filed on March 6, 2009;

•	Current Report on Form 8-K filed on February 24, 2009;

•	Current Report on Form 8-K/A filed on July 17, 2007; and

•	description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on December 3, 2007 (Registration No. 001-33864).
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:
Cardtronics, Inc.
Attention: Chief Financial Officer
3250 Briarpark Drive, Suite 400
Houston, Texas 77042
(832) 308-4000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     The information in this prospectus, any prospectus supplement and in the documents incorporated by reference includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we currently anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.
     Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:
•	our financial outlook and the financial outlook of the ATM industry;

•	our ability to expand our bank branding and surcharge-free service offerings;

•	our ability to provide new ATM solutions to financial institutions;

•	our ATM vault cash rental needs, including potential liquidity issues with our vault cash providers;

•	the implementation of our corporate strategy;

•	our ability to compete successfully with our competitors;

•	our financial performance;

•	our ability to strengthen existing customer relationships and reach new customers;

•	our ability to meet the service levels required by our service level agreements with our customers;

•	our ability to pursue and successfully integrate acquisitions;

•	our ability to expand internationally;

•	our ability to prevent security breaches;

•	changes in interest rates, foreign currency rates and regulatory requirements; and

•	the additional risks we are exposed to in our armored courier operations.
     The information contained in this prospectus, including the information set forth under the heading “Risk Factors,” identifies factors that could affect our operating results and performance. When considering forward-looking statements, you should keep in mind these factors and other cautionary statements in this prospectus, any prospectus supplement and in the documents incorporated herein and therein by reference. Should one or more of the risks or uncertainties described above or elsewhere in this prospectus, any prospectus supplement or in the documents incorporated by reference occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We urge you to carefully consider those factors, as well as factors described in our reports filed from time to time with the SEC and other announcements we make from time to time.

     Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no responsibility to publicly release the result of any revision of our forward-looking statements after the date they are made.

CARDTRONICS, INC.
     Cardtronics, Inc. is a single-source provider of automated teller machine (“ATM”) solutions. We provide ATM management and equipment-related services (typically under multi-year contracts) to large, nationally-known retail merchants as well as smaller retailers and operators of facilities such as shopping malls and airports. As of December 31, 2009, we operated approximately 33,400 ATMs throughout the United States, the United Kingdom, Mexico, and Puerto Rico, making us the world’s largest non-bank operator of ATMs. Additionally, we operate the largest surcharge-free network of ATMs within the United States (based on the number of participating ATMs) and work with financial institutions to place their logos on our ATM machines, thus providing convenient surcharge-free access to the financial institutions’ customers. Our surcharge-free network, which operates under the Allpoint brand name, has more than 37,000 participating ATMs, including a majority of our ATMs in the United States and all of our ATMs in the United Kingdom. Finally, we provide electronic funds transfer (“EFT”) transaction processing services to our network of ATMs as well as over 1,500 ATMs owned and operated by a third party.
     We deploy and operate ATMs under two distinct arrangements with our merchant customers: company-owned and merchant-owned arrangements. Under company-owned arrangements, we provide the ATM and are typically responsible for all aspects of its operation, including transaction processing, procuring cash, supplies, and telecommunications as well as routine and technical maintenance. Under merchant-owned arrangements, a merchant owns the ATM and is usually responsible for providing cash and performing simple maintenance tasks, while we provide more complex maintenance services, transaction processing, and connection to EFT networks. As of December 31, 2009, approximately 68% of our ATMs were company-owned and 32% were merchant-owned. While we may continue to add merchant-owned ATMs to our network as a result of acquisitions and internal sales efforts, our focus for internal growth remains on expanding the number of company-owned ATMs in our network due to the higher margins typically earned and the additional revenue opportunities available to us under company-owned arrangements.
     Our revenues are recurring in nature and are primarily derived from ATM surcharge fees, which are paid by cardholders, and interchange fees, which are paid by the cardholder’s financial institution for the use of the applicable EFT network that transmits data between the ATM and the cardholder’s financial institution. We generate additional revenue by branding our ATMs with signage from banks and other financial institutions, resulting in surcharge-free access to our ATMs and added convenience for the banks’ customers as well as increased usage of our ATMs. Our branding arrangements include relationships with leading national financial institutions, including Citibank, N.A., HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A. and Sovereign Bank. We also generate revenue by collecting fees from financial institutions that participate in our surcharge-free networks, the largest of which is the Allpoint network.
     Our principal executive offices are located at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, and our telephone number is (832) 308-4000.
THE SUBSIDIARY GUARANTORS
     One or more of Cardtronics, Inc.’s subsidiaries, whom we refer to as the “subsidiary guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. The prospectus supplement relating to any such series will identify any subsidiary guarantors. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.
     Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

RISK FACTORS
     Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. For more information about our SEC filings, please see “Where You Can Find More Information” and “Documents Incorporated by Reference.” See also “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
     Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.
     Our Management will retain broad discretion in the allocation of the net proceeds from the sale(s) of the offered securities. If we elect at the time of issuance of the securities to make a different or more specific use of the proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.
     We will not receive any proceeds from any sale of shares of common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Nine Months
	Ended
	September 30,	Fiscal Year Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	1.3x	—(a)	—(a)	—(a)	—(a)	2.2x

(a)	Earnings before fixed charges were inadequate to cover fixed charges by $71.4 million, $23.4 million, $0.2 million and $3.7 million for the years ended December 31, 2008, 2007, 2006 and 2005, respectively.
     For purposes of calculating the ratio of consolidated earnings to fixed charges:
•	“earnings” is the aggregate of the following items: pre-tax income from continuing operations before adjustment for income or loss from equity investees; plus fixed charges; plus amortization of capitalized interest; plus distributed income of equity investees; plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; less interest capitalized; less preference security dividend requirements of consolidated subsidiaries; and less the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges; and

•	“fixed charges” means the sum of the following: (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) an estimate of the interest within rental expense and (4) preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF DEBT SECURITIES
     The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”
     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.
     Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Cardtronics and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.
     We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.
General
     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.
     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.
     If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more subsidiary guarantors identified therein (each a “Subsidiary Guarantor”), will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.
     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:
     (1) the title of the Debt Securities;
     (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;
     (3) whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;
     (4) any limit on the aggregate principal amount of the Debt Securities;
     (5) each date on which the principal of the Debt Securities will be payable;
     (6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

     (7) each place where payments on the Debt Securities will be payable;
     (8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;
     (9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;
     (10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;
     (11) whether the Debt Securities are defeasible;
     (12) any addition to or change in the Events of Default;
     (13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;
     (14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and
     (15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.
     Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.
Subordination of Subordinated Debt Securities
     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:
•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.
     The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.
     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”
Subsidiary Guarantee
     If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.
     Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.
     In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.
     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     Each Subsidiary Guarantee will be a continuing guarantee and will:
     (1) remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;
     (2) be binding upon each Subsidiary Guarantor; and
     (3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.
     In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.
Form, Exchange and Transfer
     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.
     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.
     If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.
Global Securities
     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.
     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:
     (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;
     (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;
     (3) subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or
     (4) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.
     All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.
     As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.
     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.
     All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.
Consolidation, Merger and Sale of Assets
     Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:
     (1) the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

     (2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and
     (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.
     The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.
Events of Default
     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:
     (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
     (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
     (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;
     (4) failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;
     (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;
     (6) any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20.0 million;
     (7) any judgment or decree for the payment of money in excess of $20.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;
     (8) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and
     (9) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).
     If an Event of Default (other than an Event of Default with respect to Cardtronics, Inc. described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Cardtronics, Inc. described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, please read “— Modification and Waiver” below.
     Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.
     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
     (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;
     (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and
     (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
     However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.
     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.
Modification and Waiver
     We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:
     (1) to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;
     (2) to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;
     (3) to add any additional Events of Default;

     (4) to provide for uncertificated notes in addition to or in place of certificated notes;
     (5) to secure the Debt Securities;
     (6) to establish the form or terms of any series of Debt Securities;
     (7) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;
     (8) to cure any ambiguity, defect or inconsistency;
     (9) to add Subsidiary Guarantors; or
     (10) in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.
     Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;
     (2) reduce the principal amount of, or any premium or interest on, any Debt Security;
     (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;
     (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;
     (5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;
     (6) modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;
     (7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;
     (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;
     (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;
     (10) modify such provisions with respect to modification, amendment or waiver; or
     (11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.
     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

     Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:
     (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;
     (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;
     (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and
     (4) certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.
     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.
Satisfaction and Discharge
     Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:
     either:
     (1) (a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or
          (b) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;
     (2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and
     (3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance
     To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”
Legal Defeasance
     The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:
     (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;
     (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;
     (3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;
     (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and
     (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.
Covenant Defeasance
     The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.
     If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.
Notices
     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.
Title
     We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.
The Trustee
     We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.
Resignation or Removal of Trustee
     If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.
     The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.
Limitations on Trustee if It Is Our Creditor
     Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee
     Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF COMMON STOCK
     Our authorized capital stock is 135,000,000 shares. Those shares consist of: (1) 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding; and (2) 125,000,000 shares of common stock, par value $0.0001 per share, of which 41,249,532 shares were outstanding as of January 15, 2010.
     This section describes the general terms of our common stock. For more detailed information, you should refer to our Third Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws, copies of which have been filed with the SEC.
Listing
     Our outstanding shares of common stock are listed on The Nasdaq Global Market under the symbol “CATM.” Any additional shares of common stock that we issue also will be listed on The Nasdaq Global Market.
Dividends
     Subject to the rights of any then outstanding shares of preferred stock that we may issue, the holders of our common stock may receive such dividends as our board of directors may declare in its discretion out of legally available funds.
Fully Paid
     All outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that we issue will also be fully paid and non-assessable.
Voting Rights
     Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of our common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our stockholders. Under our bylaws, unless otherwise required by Delaware law, action by our stockholders is taken by the affirmative vote of the holders of a majority of the votes cast, except for elections, which are determined by a plurality of the votes cast, at a meeting of stockholders at which a quorum is present. Holders of common stock may not cumulate their votes in the elections of directors.
Other Rights
     We will notify common stockholders of any stockholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, holders of our common stock will share equally in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase shares of our common stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.
Anti-Takeover Provisions
     Certain provisions in our certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.
Classified Board of Directors and Limitations on Removal of Directors
     Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding capital stock of Cardtronics entitled to vote generally in the election of directors, voting together as a single class. In general, our board of directors, not the stockholders, has the right to appoint persons to fill vacancies on the board of directors.

No Stockholder Action by Unanimous Consent
     Under the Delaware General Corporation Law, unless a company’s certificate of incorporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken, instead, without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be taken at an annual or special meeting of such stockholders and may not be taken by any consent in writing of such stockholders.
Blank Check Preferred Stock
     Our certificate of incorporation authorizes the issuance of blank check preferred stock from time to time in one or more series. The board of directors can set the powers, voting powers, designations, preferences and relative, participating, optional or other rights, if any, of each series of preferred stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.
Business Combinations Under Delaware Law
     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of our outstanding voting stock (an “interested stockholder”) from engaging in certain business combinations with us for three years following the date that the interested stockholder became an interested stockholder. These restrictions do not apply if:
•	before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•	at or subsequent to such time the interested stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     Section 203 defines a “business combination” to include (1) any merger or consolidation involving the corporation and an interested stockholder; (2) any sale, lease, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or (5) the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.
Special Certificate of Incorporation and Bylaw Provisions
     Our bylaws contain provisions requiring that advance notice be delivered to the secretary of Cardtronics of any business to be brought by a stockholder before an annual or special meeting of stockholders, including the nomination and election of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to the secretary of Cardtronics not less than 120 days prior to the first anniversary date of the annual meeting for the preceding year in the case of an annual meeting and not later than the close of business on the tenth day following the first day on which the date of the special meeting is publicly announced in the case of a special meeting. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in our bylaws. Such requirement is in addition to those set forth in the regulations adopted by the SEC under the Exchange Act. Our certificate of incorporation and bylaws provide that the number of directors shall not be fewer than three. Each director shall hold office for the term for which that individual is elected and thereafter until that individual’s successor is elected or until such individual’s earlier death, resignation, retirement, disqualification or removal.
     Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, by a special committee that is duly designated by the Board, or by resolution adopted by the affirmative vote of the majority of the Board of Directors.
     Subject to the provisions of our bylaws relating to the voting powers, designations, preferences and relative, participating, optional or other special rights of each class of our capital stock, our bylaws may be amended by the board of directors. Such authority shall not limit the ability of the stockholders to adopt, amend or repeal bylaws.
     The foregoing provisions of our certificate of incorporation and bylaws, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.
Limitation of Liability of Officers and Directors
     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers’ and directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.
     Our certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer’s or director’s fiduciary duty in such capacity, except for liability:
•	for any breach of the officer’s or director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the officer or director derived an improper personal benefit.
     The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted us and our stockholders. Our certificate of incorporation provides indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.
     We entered into an indemnification agreement with each of our directors. The indemnification agreements provide that we indemnify each of our directors to the fullest extent permitted by Delaware General Corporation Law. This means, among other things, that we must indemnify the indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is serving or has served (1) as a director of Cardtronics, (2) in any capacity with respect to any employee benefit plan of Cardtronics, or (3) as a director, partner, trustee, officer, employee, or agent of any other entity at the request of Cardtronics if the indemnitee acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed not opposed to the best interests of Cardtronics and with respect to any criminal action or proceeding, the indemnitee had reasonable cause to believe that his or her conduct was lawful. Also, the indemnification agreements require that we advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification.
     In general, the disinterested directors on the board of directors or a committee of the board of directors designated by majority vote of the board of directors have the authority to determine an indemnitee’s right to indemnification. However, such determination may also be made by (1) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (2) the stockholders.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Transfer Agent and Registrar
     Our transfer agent and registrar of the common stock is Wells Fargo Shareowners Services.

SELLING STOCKHOLDERS
     The following table sets forth information with respect to the beneficial ownership of our common stock held as of January 15, 2010 by the selling stockholders, the number of shares which may be offered from time to time and information with respect to shares to be beneficially owned by the selling stockholders. The selling stockholders may from time to time offer and sell shares of our common stock pursuant to this prospectus or an applicable prospectus supplement. We prepared this table based solely on information provided to us by the selling stockholders, and we have not independently verified such information. At the time of an offering, we will update this table to disclose the number of shares beneficially owned prior to the offering, the number of shares offered in the offering and the number of shares beneficially owned after the offering.

	Shares Beneficially Owned		Shares Offered	Shares Beneficially Owned
	Prior to the Offering		Hereby	After the Offering (1)
	Number	Percentage (2)	Number	Number	Percentage (2)
CapStreet II, L.P.	8,091,222	19.6%
CapStreet Parallel II, L.P.	949,852	2.3
TA IX, L.P.	7,466,910	18.1
TA/Atlantic and Pacific V L.P.	2,986,760	7.2
TA/Atlantic and Pacific IV L.P.	1,287,557	3.1
TA Strategic Partners Fund A L.P.	152,894	*
TA Investors II, L.P.	149,327	*
TA Strategic Partners Fund B L.P.	27,438	*

*	Less than 1.0% of the outstanding common stock.

(1)	Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)	Based on 41,249,532 shares of our common stock outstanding as of January 15, 2010.
     Common Stock Issuances to Selling Shareholders. During 2001, we issued 1,320,898 shares of our common stock to CapStreet II, L.P. and CapStreet Parallel II, L.P. (collectively, “The CapStreet Group”) for an aggregate amount of $132.09. During 2002, we issued an additional 170,439 shares of our common stock to The CapStreet Group for an aggregate amount of $17.04. In February 2005, concurrent with the investment made by TA Associates, Inc. (“TA Associates”) and the issuance of our Series B Redeemable Convertible Preferred Stock (“Series B Stock”) (discussed below), we repurchased 353,878 common shares from The CapStreet Group. In conjunction with our initial public offering in December 2007, the remaining 1,137,459 common shares held by The CapStreet Group converted into the 9,041,074 common shares it holds as of the date of this prospectus.
     Series B Redeemable Convertible Preferred Stock Issuances to Selling Shareholders. In February 2005, we issued 894,568 shares of our Series B Stock to investment funds controlled by TA Associates (the “TA Funds”) for a per share price of $83.8394, resulting in aggregate gross proceeds of $75.0 million. The Series B shares were convertible into the same number of shares of the Company’s common stock, as adjusted for future stock splits and the issuance of dilutive securities. In June 2007, we entered into a letter agreement with the TA Funds pursuant to which the TA Funds agreed to (i) approve our acquisition of the financial service business of 7-Eleven, Inc. and (ii) not transfer or otherwise dispose of any of their shares of Series B Stock during the period beginning on the date thereof and ending on the earlier of the date the acquisition closed (i.e., July 20, 2007) or September 1, 2007. Pursuant to the terms of the letter agreement, we amended the terms of our Series B Stock in order to increase, under certain circumstances, the number of shares of common stock into which the TA Funds’ shares of Series B Stock would be convertible in the event we completed an initial public offering. In December 2007, we completed our initial public offering, and based on the $10.00 per share offering price and the terms of the letter agreement, the 894,568 shares held by the TA Funds converted into 12,259,286 shares of common stock (on a split-adjusted basis).
     In connection with our issuance of Series B Convertible Preferred Stock to the TA Funds in February 2005, all our existing stockholders entered into an investors agreement relating to several matters, only the registration rights provision of which survived our initial public offering in December 2007. Pursuant to the investors agreement, CapStreet II, L.P. (on behalf of itself, CapStreet Parallel II, L.P. and permitted transferees thereof) and TA Associates have the right to demand that we file a registration statement with the SEC to register the sale of all or part of the shares of common stock beneficially owned by them. Subject to certain limitations, we are obligated to register these shares upon CapStreet II, L.P.’s or TA Associates’ demand, for which we will be required to pay the registration expenses. In connection with any such demand registration, the stockholders who are parties to the investors agreement may be entitled to include their shares in that registration. In addition, if we propose to register securities for our own account, the stockholders who are parties to the investors agreement may be entitled to include their shares in that registration. All holders of registrable securities, other than The CapStreet Group and TA Associates, have elected not to register their securities as part of this registration statement.

PLAN OF DISTRIBUTION
     We and any selling stockholders may sell the offered securities in and outside the United States (1) through underwriters, brokers or dealers; (2) directly to purchasers, including our affiliates and stockholders; (3) through agents, (4) at prevailing market prices by us directly or through a designated agent, including sales made directly or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale or (5) through a combination of any of these methods. The prospectus supplement will include the following information:
•	the terms of the offering;

•	the names of any underwriters, brokers, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or public offering price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents;

•	any securities exchange or market on which the securities may be listed.
Sale Through Underwriters or Dealers
     If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
     We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
     Some or all of the debt securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell such securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any debt securities that we offer.
     If dealers are used in the sale of securities, we and any selling stockholders will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
     We and any selling stockholders may sell the securities directly. In that case, no underwriters or agents would be involved. We and any selling stockholders may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
     We and any selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Remarketing Arrangements
     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.
Delayed Delivery Contracts
     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Additional Provisions Applicable to Selling Stockholders
     The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
General Information
     We or the selling stockholders may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.
     Agents, dealers, selling stockholders, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
     Our counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
     The consolidated financial statements of Cardtronics, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 financial statements refers to a change in the method of accounting for fair value measurements of financial instruments in 2008 and a change in the method of accounting for income tax uncertainties in 2007.
     The audited financial statements of the 7-Eleven Financial Services Business as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, incorporated in this prospectus by reference to the Current Report on Form 8-K/A of Cardtronics, Inc. dated July 17, 2007, have been audited by PricewaterhouseCoopers LLP, independent accountants. Such financial statements have been incorporated in reliance on the report (which contains an explanatory paragraph relating to the 7-Eleven Financial Services Business restatement of its financial statements as described in Note 1 to the financial statements) of such independent accountants given on the authority of such firm as experts in auditing and accounting.

CARDTRONICS, INC.
Debt Securities
Common Stock
Guarantees of Debt Securities
PROSPECTUS
        , 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

SEC registration fee		$37,993

Legal fees and expenses		*

Accounting fees and expenses		*

Listing fee**		**

Transfer and disbursement agent fees		*

Trustee fees		5,000

Printing costs		*

Financial Industry Regulatory Authority Fee		53,787

Miscellaneous expenses		*

Total	$	*

*	To be provided by amendment.

**	The listing fee is based upon the number of common shares to be listed and is therefore not currently determinable.
Item 15. Indemnification of Directors and Officers.
     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), in which Cardtronics, Inc. is incorporated, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
     Article Nine of our Third Amended and Restated Certificate of Incorporation provides that our agents may be indemnified to the fullest extent permitted by Section 145 of the DGCL and Article 6.1 of our Second Amended and Restated Bylaws provides that our agents shall be indemnified to the fullest extent authorized by the Delaware General Corporation Law.
     We entered into an indemnification agreement with each of our directors. The indemnification agreements provide that we indemnify each of our directors to the fullest extent permitted by Delaware General Corporation Law. This means, among other things, that we must indemnify the indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is serving or has served (i) as a director of Cardtronics, (ii) in any capacity with respect to any employee benefit plan of Cardtronics, or (iii) as a director, partner, trustee, officer, employee, or agent of any other entity at the request of Cardtronics if the indemnitee acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed not opposed to the best interests of Cardtronics and with respect to any criminal action or proceeding, the indemnitee had reasonable cause to believe that his or her conduct was lawful. Also, the indemnification agreements require that we advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification.
     In general, the disinterested directors on the board of directors or a committee of the board of directors designated by majority vote of the board of directors have the authority to determine an indemnitee’s right to indemnification. However, such determination may also be made by (i) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (ii) the stockholders.
     We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 16. Exhibits.
     The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of the registrants under the Securities Act of 1933 or the Securities Exchange Act of 1934, as indicated in parentheses:

1.1*	—	Form of Underwriting Agreement.

4.1	—	Form of Senior Indenture.

4.2	—	Form of Senior Note (included in Sections 202 and 203 of the Form of Senior Indenture).

4.3	—	Form of Subordinated Indenture.

4.4	—	Form of Subordinated Note (included in Sections 202 and 203 of the Form of Subordinated Indenture).

4.5	—	Indenture dated as of July 20, 2007 among Cardtronics, Inc., the Subsidiary Guarantors party thereto, and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed by Cardtronics, Inc. on August 14, 2007).

4.6	—	Form of Senior Subordinated Note (incorporated by reference to Exhibit A to Exhibit 4.6 hereto).

4.7	—	Registration Rights Agreement dated as of July 20, 2007 among Cardtronics, Inc., the Guarantors named therein, Banc of America Securities LLC and BNP Paribas Securities Corp. (incorporated herein by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q filed by Cardtronics, Inc. on August 14, 2007).

4.8	—	Supplemental Indenture dated as of June 22, 2007 among Cardtronics Holdings, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.3 of the Quarterly Report on Form 10-Q filed by Cardtronics, Inc. on August 14, 2007).

4.9	—	Indenture dated as of August 12, 2005 by and among Cardtronics, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, NA as Trustee (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-4, filed by Cardtronics, Inc. on January 20, 2006, Registration No. 333-131199-01).

4.10	—	Form of Senior Subordinated Note (incorporated by reference to Exhibit A to Exhibit 4.9 hereto).

4.11	—	Supplemental Indenture dated as of December 22, 2005 among ATM National, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.4 of the Quarterly Report on Form 10-Q filed by Cardtronics, Inc. on August 14, 2007).

4.12	—	Third Supplemental Indenture dated as of December 16, 2008 among Cardtronics, Inc., Cardtronics USA, Inc., Cardtronics GP, Inc., Cardtronics Holdings, LLC, ATM National, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.8 of the Annual Report on Form 10-K filed by Cardtronics, Inc. on March 13, 2009).

4.13	—	Third Supplemental Indenture dated as of December 16, 2008 among Cardtronics, Inc., Cardtronics USA, Inc., Cardtronics GP, Inc., Cardtronics Holdings, LLC, ATM National, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.9 of the Annual Report on Form 10-K filed by Cardtronics, Inc. on March 13, 2009).

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	—	Consent of KPMG LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

23.3	—	Consent of PricewaterhouseCoopers LLP

24.1	—	Powers of Attorney (contained on signature pages).

25.1**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.

**	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.
     (a) Each undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
     (b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     (d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 19, 2010.

CARDTRONICS, INC.
By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred R. Lummis and J. Chris Brewster and each of them, any of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 19, 2010.

Signature	Title

/s/ Fred R. Lummis Fred R. Lummis	Interim Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

/s/ Tres Thompson Tres Thompson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Tim Arnoult Tim Arnoult	Director

/s/ Robert P. Barone Robert P. Barone	Director

/s/ Jorge M. Diaz Jorge M. Diaz	Director

/s/ Dennis F. Lynch Dennis F. Lynch	Director

/s/ Michael A.R. Wilson Michael A.R. Wilson	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 19, 2010.

CARDTRONICS HOLDING, LLC
By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred R. Lummis and J. Chris Brewster and each of them, any of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 19, 2010.

Signature	Title

/s/ Fred R. Lummis Fred R. Lummis	Interim Chief Executive Officer (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 19, 2010.

ATM NATIONAL, LLC
By:	/s/ Benjamin Psillas
Benjamin Psillas
President

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred R. Lummis and J. Chris Brewster and each of them, any of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 19, 2010.

Signature	Title

/s/ Benjamin Psillas Benjamin Psillas	President (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 19, 2010.

CARDTRONICS USA, INC.
By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred R. Lummis and J. Chris Brewster and each of them, any of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 19, 2010.

Signature	Title

/s/ Fred R. Lummis Fred R. Lummis	Interim Chief Executive Officer (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

1.1*	—	Form of Underwriting Agreement.

4.1	—	Form of Senior Indenture.

4.2	—	Form of Senior Note (included in Sections 202 and 203 of the Form of Senior Indenture).

4.3	—	Form of Subordinated Indenture.

4.4	—	Form of Subordinated Note (included in Sections 202 and 203 of the Form of Subordinated Indenture).

4.5	—	Indenture dated as of July 20, 2007 among Cardtronics, Inc., the Subsidiary Guarantors party thereto, and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed by Cardtronics, Inc. on August 14, 2007).

4.6	—	Form of Senior Subordinated Note (incorporated by reference to Exhibit A to Exhibit 4.6 hereto).

4.7	—	Registration Rights Agreement dated as of July 20, 2007 among Cardtronics, Inc., the Guarantors named therein, Banc of America Securities LLC and BNP Paribas Securities Corp. (incorporated herein by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q filed by Cardtronics, Inc. on August 14, 2007).

4.8	—	Supplemental Indenture dated as of June 22, 2007 among Cardtronics Holdings, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.3 of the Quarterly Report on Form 10-Q filed by Cardtronics, Inc. on August 14, 2007).

4.9	—	Indenture dated as of August 12, 2005 by and among Cardtronics, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, NA as Trustee (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-4, filed by Cardtronics, Inc. on January 20, 2006, Registration No. 333-131199-01).

4.10	—	Form of Senior Subordinated Note (incorporated by reference to Exhibit A to Exhibit 4.9 hereto).

4.11	—	Supplemental Indenture dated as of December 22, 2005 among ATM National, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.4 of the Quarterly Report on Form 10-Q filed by Cardtronics, Inc. on August 14, 2007).

4.12	—	Third Supplemental Indenture dated as of December 16, 2008 among Cardtronics, Inc., Cardtronics USA, Inc., Cardtronics GP, Inc., Cardtronics Holdings, LLC, ATM National, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.8 of the Annual Report on Form 10-K filed by Cardtronics, Inc. on March 13, 2009).

4.13	—	Third Supplemental Indenture dated as of December 16, 2008 among Cardtronics, Inc., Cardtronics USA, Inc., Cardtronics GP, Inc., Cardtronics Holdings, LLC, ATM National, LLC and Wells Fargo Bank, N.A. as Trustee (incorporated herein by reference to Exhibit 4.9 of the Annual Report on Form 10-K filed by Cardtronics, Inc. on March 13, 2009).

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	—	Consent of KPMG LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

23.3	—	Consent of PricewaterhouseCoopers LLP

24.1	—	Powers of Attorney (contained on signature pages).

25.1**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.

**	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.